                                                                    Exhibit 4.19

          SUPPLEMENTAL INDENTURE NO. 1, dated as of May 4, 1999 (the "Supplemental Indenture"), between CABOT INDUSTRIAL PROPERTIES, L.P., a limited
 ----------------------
partnership duly organized and existing under the laws of the State of Delaware (herein called the "Operating Partnership"), and THE BANK OF NEW YORK,
                    ---------------------
a New York banking corporation duly organized and existing under the laws of the State of New York, as Trustee (herein called the "Trustee").
                                                  -------

                     RECITALS OF THE OPERATING PARTNERSHIP

          The Operating Partnership and Cabot Industrial Trust, a company duly organized and existing under the laws of the State of Maryland (herein called the "Company"), have heretofore delivered to the Trustee an Indenture dated as
     -------
of April 30, 1999 (the "Original Indenture" and, together with the Supplemental
                        ------------------
Indenture, the "Indenture"), a form of which has been filed with the Securities
                ---------
and Exchange Commission under the Securities Act of 1933, as amended, as an exhibit to the Operating Partnership's Registration Statement on Form S-3 (Registration No. 333-71585), providing for the issuance from time to time of Debt Securities of the Operating Partnership (the "Securities").
                                                   ----------
          Section 301 of the Original Indenture provides for various matters with respect to any series of Securities issued under the Original Indenture to be established in an indenture supplemental to the Original Indenture.

          Section 901(7) of the Original Indenture provides for the Operating Partnership and the Trustee to enter into an indenture supplemental to the Original Indenture to establish the form or terms of Securities of any series as provided by Sections 201 and 301 of the Original Indenture.

          The Board of Directors of Cabot Industrial Trust, the general partner of the Operating Partnership, has duly adopted resolutions authorizing the Operating Partnership to execute and deliver this Supplemental Indenture.

          All the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

          NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the series of Debt Securities provided for herein by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes (as defined) or of either series thereof, as follows:

                                  ARTICLE ONE

                  RELATION TO ORIGINAL INDENTURE; DEFINITIONS

          Section 1.1  RELATION TO ORIGINAL INDENTURE.
          This Supplemental Indenture constitutes an integral part of the Original Indenture.

          Section 1.2  DEFINITIONS.
          For all purposes of this Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:

          (1) capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Original Indenture; and

          (2) all references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture.

          "Acquired Indebtedness" means Indebtedness of a Person (i) existing at
           ---------------------
the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person other than, in each case, Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

          "Adjusted Treasury Rate," with respect to any Redemption Date, is the
           ----------------------
rate per annum equal to the semi-annual bond equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount, equal to the Comparable Treasury Price for such Redemption Date.

          "Annual Debt Service Charge" means, for any period, the aggregate
           --------------------------
interest expense for such period in respect of, and the amortization during such period of any original issue discount of, Indebtedness of the Operating Partnership and its Subsidiaries and the amount of dividends which are payable during the period in respect of Disqualified Stock.

          "Business Day" means any day, other than a Saturday or Sunday, that is
           ------------
neither a legal holiday nor a day on which banking institutions in the The City of New York or the City of Boston are authorized or required by law, regulation or executive order to close.

          "Capital Stock" means, with respect to any Person, any capital stock
           -------------
(including preferred stock), shares, interests, participations or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible into or exchangeable for corporate stock), warrants or options to purchase any thereof.

          "Comparable Treasury Issue" means the United States Treasury security
           -------------------------
selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

          "Comparable Treasury Price" means, with respect to any Redemption
           -------------------------
Date, (a) the average of the Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations obtained, or (b) if the Trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all such quotations.

          "Consolidated Income Available for Debt Service" for any period means
           ----------------------------------------------
Earnings from Operations of the Operating Partnership and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (i) interest on Indebtedness of the Operating Partnership and its Subsidiaries; (ii) provision for taxes of the Operating Partnership and its Subsidiaries based on income; (iii) amortization of debt discount and deferred financing costs; (iv) provisions for gains and losses on properties and property depreciation and amortization; (v) increases in deferred taxes and other non-cash items; (vi) the effect of any non-cash charge resulting from a change in accounting principles in determining Earnings from Operations for such period; (vii) amortization of deferred charges; and
(viii) interest income related to investments irrevocably deposited with an agent of the Operating Partnership or any of its Subsidiaries, as the case may be, for the purpose of an "in substance" defeasance in accordance with GAAP of any indebtedness or other obligations.

          "Corporate Trust Office" means the office of the Trustee at which, at
           ----------------------
any particular time, its corporate trust business is principally administered, which office at the date hereof is located at 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Administration and, for purposes of the Place of Payment provisions of Section 305 and 1002 of the Original Indenture, is located at 101 Barclay Street, New York New York 10286, Attention: Corporate Trust Administration.

          "Disqualified Stock" means, with respect to any Person, any Capital
           ------------------
Stock of such Person which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise: (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or the maturity price or redemption price of which may, at the option of such Person, be paid in Capital Stock which is not Disqualified Stock); (ii) is convertible into or exchangeable or exercisable for Indebtedness or Disqualified Stock; or (iii) is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or the redemption price of which may, at the option of such Person, be paid in Capital Stock which is not Disqualified Stock), in each case on or prior to the stated maturity of the Notes.

          "Earnings from Operations" for any period means net income excluding
           ------------------------
(i) provisions for gains and losses on sales of investments; (ii) extraordinary and non-recurring items; and (iii) property valuation losses, each as reflected in the consolidated financial statements of the Operating Partnership and its Subsidiaries for such period determined in accordance with GAAP.

          "Encumbrance" means any mortgage, lien, charge, pledge or security
           -----------
interest of any kind; provided, however, that the term "Encumbrance" shall not
                      --------  -------
include any mortgage, lien, charge, pledge or security interest securing any indebtedness or any other obligation which has been the subject of an "in substance" defeasance in accordance with GAAP pursuant to the terms of such indebtedness or other obligation on the terms of any instrument creating or evidencing it.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
and the rules and regulations promulgated thereunder by the Commission.

          "Indebtedness" of the Operating Partnership or any Subsidiary of the
           ------------
Operating Partnership means any indebtedness of the Operating Partnership or any such Subsidiary, whether or not contingent, in respect of: (i) borrowed money or evidenced by bonds, notes, debentures or similar instruments, whether or not such indebtedness is secured by any Encumbrance existing on property owned by the Operating Partnership or any Subsidiary of the Operating Partnership; (ii) indebtedness for borrowed money of a Person other than the Operating Partnership or a Subsidiary of the Operating Partnership which is secured by any Encumbrance existing on property owned by the Operating Partnership or any Subsidiary of the Operating Partnership, to the extent of the lesser of (x) the amount of indebtedness so secured and (y) the fair market value of the property subject to such Encumbrance; (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, and all conditional sale obligations and all obligations under any title retention agreement; (iv) the principal amount of all of the Operating Partnership's and any Operating Partnership Subsidiary's obligations with respect to the redemption or other repurchase of any Disqualified Stock; or (v) any lease of property by the Operating Partnership or any Subsidiary of the Operating Partnership as lessee which is reflected on the Operating Partnership's consolidated balance sheet as a capitalized lease in accordance with GAAP; and also includes, to the extent not otherwise included, any obligation by the Operating Partnership or any Subsidiary of the Operating Partnership to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Indebtedness of another Person (other than the Operating Partnership or any Subsidiary of the Operating Partnership); it being understood that indebtedness shall be deemed to be incurred by the Operating Partnership or any Subsidiary of the Operating Partnership whenever the Operating Partnership or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof; Indebtedness of a Subsidiary of the Operating Partnership existing prior to the time it became a Subsidiary of the Operating Partnership shall be deemed to be incurred upon such Subsidiary's becoming a Subsidiary of the Operating Partnership; and Indebtedness of a Person existing prior to a merger or consolidation of such Person with the Operating Partnership or any Subsidiary of the Operating Partnership in which such Person is the successor to the Operating Partnership or such Subsidiary shall be deemed to be incurred upon the consummation of such merger or consolidation; provided, however, that the term
                                              --------  -------
"Indebtedness" shall not include any such indebtedness that has been the subject of an "in substance" defeasance in accordance with GAAP pursuant to the terms of such Indebtedness or other obligation on the terms of any instrument creating or evidencing it.

          "Intercompany Indebtedness" means Indebtedness to which the only
           -------------------------
parties are the Operating Partnership, the Company and any Subsidiary of either of them (but only so long as such Indebtedness is held solely by any of the Operating Partnership, the Company and any such Subsidiary) that is subordinate in right of payment to the Notes.

          "Notes" has the meaning specified in Section 2.1 hereof.
           -----

          "Quotation Agent" means the Reference Treasury Dealer appointed by the
           ---------------
Operating Partnership.

          "Reference Treasury Dealer" means (a) each of J.P. Morgan Securities
           -------------------------
Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner, & Smith Incorporated, PNC Capital Markets, Inc., Prudential Securities Incorporated, and Salomon Smith Barney Inc. and their respective successors; provided, however, that if any of
                                             --------  -------
the foregoing shall cease to be primary U.S. Government securities dealers in New York City, the Operating Partnership shall substitute therefor another primary U.S. Government securities dealer in New York City; and (b) any other primary U.S. Government securities dealer selected by the Operating Partnership.

          "Reference Treasury Dealer Quotations"  means, with respect to each
           ------------------------------------
Reference Treasury Dealer and any Redemption Date, the average, as determined by the Operating Partnership, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

          "Total Assets" as of any date means the sum of (i) the Undepreciated
           ------------
Real Estate Assets and (ii) all other assets of the Operating Partnership and its Subsidiaries determined in accordance with GAAP (but excluding accounts receivable and intangibles); provided, however, that the term "Total Assets"
                             --------  -------
shall not include any assets which have been deposited in trust in connection with an "in substance" defeasance of any indebtedness or other obligations.

          "Total Unencumbered Assets" means the sum of (i) those Undepreciated
           -------------------------
Real Estate Assets not subject to an Encumbrance for borrowed money and (ii) all other assets of the Operating Partnership and its Subsidiaries not subject to an Encumbrance for borrowed money, determined in accordance with GAAP (but excluding accounts receivable and intangibles); provided, however, that the term
                                                --------  -------
"Total Unencumbered Assets" does not include any assets which have been deposited in trust in connection with an "in substance" defeasance of any indebtedness or other obligations.

          "Undepreciated Real Estate Assets" as of any date means the cost
           --------------------------------
(historical cost plus the cost of capital improvements) of real estate assets of the Operating Partnership and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.

          "Unsecured Indebtedness" means Indebtedness which is not secured by
           ----------------------
any Encumbrance upon any of the properties of the Operating Partnership or any Subsidiary.

                                  ARTICLE TWO

                              THE SERIES OF NOTES

          Section 2.1  TITLE OF THE SECURITIES.
          There shall be a series of Securities designated the "7.125% Redeemable Notes due 2004" (the "Notes").
                                 -----

          Section 2.2  LIMITATION ON AGGREGATE PRINCIPAL AMOUNT.

          The aggregate principal amount of the Notes shall be limited to $200,000,000, and, except as provided in this Section and in Section 306 of the Original Indenture, the Operating Partnership shall not execute and the Trustee shall not authenticate or deliver Notes in excess of such aggregate principal amount.

          Nothing contained in this Section 2.2 or elsewhere in this Supplemental Indenture, or in the Notes, is intended to or shall limit execution by the Operating Partnership or authentication or delivery by the Trustee of Notes under the circumstances contemplated by Sections 303, 304, 305, 306, 906, 1107 and 1305 of the Original Indenture.

          Section 2.3 INTEREST AND INTEREST RATES; MATURITY DATE OF NOTES.

          The Notes will bear interest at a rate of 7.125% per annum from May 4, 1999 or from the immediately preceding Interest Payment Date to which interest has been paid or duly provided for, payable semiannually in arrears on May 1 and November 1 of each year, commencing on November 1, 1999 (each, an "Interest
                                                                   --------
Payment Date"), and, if not otherwise an Interest Payment Date, at the Stated
------------
Maturity, to the Person in whose name such Notes are registered in the Security Register at the close of business on April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (each, a "Regular Record Date"). Interest will be computed on the basis of a
          -------------------
360-day year comprised of twelve 30-months. The interest so payable on any Note which is not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Person in whose name such Note is registered on the relevant Regular Record Date, and such defaulted interest shall instead be payable to the Person in whose name such Note is registered on the Special Record Date or other specified date determined in accordance with the Original Indenture.

          If any Interest Payment Date or Stated Maturity falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity as the case may be.

          The Notes will mature on May 1, 2004.

          Section 2.4  LIMITATIONS ON INCURRENCE OF INDEBTEDNESS.

          (a) The Operating Partnership will not, and will not permit any of its Subsidiaries to, incur any Indebtedness, other than Intercompany Indebtedness, if, immediately after giving effect to the incurrence of such additional Indebtedness and the application of the proceeds thereof, the aggregate principal amount of all outstanding Indebtedness of the Operating Partnership and its Subsidiaries on a consolidated basis determined in accordance with GAAP would be greater than 60% of the sum of (without duplication) (i) the Total Assets of the Operating Partnership and its Subsidiaries as of the end of the calendar quarter covered in the Operating Partnership's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, then, subject to Section 703 of the Original Indenture, with the Trustee, or if the Operating Partnership has not yet filed its first quarterly report on Form 10-Q, then as of December 31, 1998) prior to the incurrence of such additional Indebtedness and (ii) the purchase price of any real estate assets or mortgage loans receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgage loans receivable or used to reduce Indebtedness), by the Operating Partnership or any of its Subsidiaries since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Indebtedness.

          (b) The Operating Partnership will not, and will not permit any of its Subsidiaries to, incur any Indebtedness if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Indebtedness is to be incurred shall have been less than 1.5:1 on a pro forma basis after giving effect thereto and to the application of the
--- -----
proceeds therefrom and calculated on the assumption that (i) such Indebtedness and any other Indebtedness incurred by the Operating Partnership and its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Indebtedness, had occurred at the beginning of such period; (ii) the repayment or retirement of any other Indebtedness by the Operating Partnership and its Subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period); (iii) in the case of Acquired Indebtedness or Indebtedness incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma
                                                                    --- -----
calculation; and (iv) in the case of any acquisition or disposition by the Operating Partnership or its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Indebtedness had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.
                       --- -----

          (c) The Operating Partnership will not, and will not permit any of its Subsidiaries to, incur any Indebtedness secured by any Encumbrance on or in any of the property of the Operating Partnership or any of its Subsidiaries, whether owned at the date of this Supplemental Indenture or thereafter acquired, if, immediately after giving effect to the incurrence of such additional Indebtedness and the application of the proceeds thereof, the aggregate principal amount of all outstanding Indebtedness of the Operating Partnership and its Subsidiaries on a consolidated basis which is secured by any Encumbrance on property of the Operating Partnership or any of its Subsidiaries would be greater than 40% of the sum of (without duplication)
(i) the Total Assets of the Operating Partnership and its Subsidiaries as of the end of the calendar quarter covered in the Operating Partnership's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, then with the Trustee, or if the Operating Partnership has not yet filed its first quarterly report on Form 10-Q, then as of December 31, 1998) prior to the incurrence of such additional Indebtedness and (ii) the purchase price of any real estate assets or mortgage loans receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgage loans receivable or used to reduce Indebtedness), by the Operating Partnership or any of its Subsidiaries since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Indebtedness.

         (d) The Operating Partnership and its Subsidiaries must at all times have Total Unencumbered Assets equal to 150% or more of the aggregate outstanding principal amount of the Unsecured Indebtedness of the Operating Partnership and its Subsidiaries on a consolidated basis.

          Section 2.5  REDEMPTION.

          The Notes may be redeemed at any time at the option of the Operating Partnership, in whole or in part, at a redemption price equal to the greater of
(i) 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to the Redemption Date and (ii) an amount equal to the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 25 basis points (the "Redemption
                                                                 ----------
Price") plus accrued and unpaid interest thereon to the Redemption Date.
-----

          Section 2.6  PLACE OF PAYMENT.

          The Places of Payment where the Notes may be presented or surrendered for payment, where the Notes may be surrendered for registration of transfer or exchange and where notices and demands to and upon the Operating Partnership in respect of the Notes and the Indenture may be served shall be in the Borough of Manhattan, The City of New York, New York, and the office or agency for such purpose shall initially be located at 101 Barclay Street, New York, New York 10286.

          Section 2.7  METHOD OF PAYMENT.

          Payment of the principal of and interest on any Notes not represented by a global security will be made at the Corporate Trust Office maintained for that purpose in the Borough of Manhattan, The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Operating
               --------  -------
Partnership, payments of interest on the Notes may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto located within the United States.

          Section 2.8  CURRENCY.
          Principal and interest on the Notes shall be payable in Dollars.

          Section 2.9  REGISTERED SECURITIES; GLOBAL FORM.

          The Notes shall be issuable and transferable in fully registered form as Registered Securities, without coupons. The Notes shall be issued in the form of one or more permanent global securities. The depository for the Notes shall be The Depository Trust Company ("DTC"). The Notes shall not be issuable in definitive form except as provided in Section 305 of the Original Indenture.

          Section 2.10  FORM OF NOTES.
          The Notes shall be substantially in the form attached as Exhibit A hereto.

          Section 2.11  REGISTRAR AND PAYING AGENT.
          The Trustee shall initially serve as Security Registrar and Paying Agent for the Notes.

          Section 2.12  DEFEASANCE.

          The provisions of Sections 1402 and 1403 of the Original Indenture, together with the other provisions of Article Fourteen of the Original Indenture, shall be applicable to the Notes. The provisions of Section 1403 of the Original Indenture shall apply to the covenants set forth in Sections 2.4 and 2.15 of this Supplemental Indenture and to those covenants specified in
Section 1403 of the Original Indenture.

          Section 2.13  ACCELERATION OF MATURITY.

          Upon acceleration of the Stated Maturity of the Notes in accordance with Section 502 of the Original Indenture, the Holders of the Notes shall be entitled to receive, from the Operating Partnership, an amount equal to the Redemption Price set forth in Section 2.5 of this Supplemental Indenture, determined as if a redemption had occurred on the same date as the Event of Default.

          Section 2.14  WAIVER OF CERTAIN COVENANTS.

          Notwithstanding the provisions of Section 1011 of the Original Indenture, the Operating Partnership may omit in any particular instance to comply with any term, provision or condition set forth in the Original Indenture and in this Supplemental Indenture and with any other term, provision or condition with respect to the Notes (except any such term, provision or condition which could not be amended without the consent of all Holders of the Notes or such series thereof, as applicable), if before or after the time for such compliance the Holders of at least a majority in principal amount of all Outstanding Notes, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition. Except to the extent so expressly waived, and until such waiver shall become effective, the obligations of the Operating Partnership and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

          Section 2.15  NO GUARANTY BY THE CORPORATION.
          The Guarantee set forth in Article Sixteen of the Original Indenture shall not be in effect with respect to the Notes.

                                 ARTICLE THREE

                           MISCELLANEOUS PROVISIONS

          Section 3.1  RATIFICATION OF ORIGINAL INDENTURE.
          Except as expressly modified or amended hereby, the Original Indenture continues in full force and effect and is in all respects confirmed and preserved.

          Section 3.2  GOVERNING LAW.

          This Supplemental Indenture and each Note shall be governed by and construed in accordance with the laws of the State of New York. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions.

          Section 3.3  COUNTERPARTS.

          This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          Section 3.4  CERTAIN RIGHTS OF TRUSTEE.

          Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Original Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

          Section 3.5  TRUSTEE NOT RESPONSIBLE.

          The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Supplemental Indenture.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                              CABOT INDUSTRIAL PROPERTIES, L.P.

                              By:   Cabot Industrial Trust, its General Partner

                              By: /s/ Ferdinand Colloredo-Mansfeld
                                  ---------------------------------------------
                                  Name:  Ferdinand Colloredo-Mansfeld

                                  Title: Chairman of the Board and
                                         Chief Executive officer
Attest:

By:  /s/ Neil E. Waisnor
    -----------------------------

Name:   Neil E. Waisnor

Title:  Senior Vice President-Finance,
        Treasurer and Secretary
        Chief Accounting Officer

                              THE BANK OF NEW YORK, AS TRUSTEE


                              By:  /s/  The Bank of New York
                                  --------------------------------------
                                  Name:
                                  Title:

                                      S-2